Kings Lake Square – Naples, FL MSA Southlake Town Square – Dallas / Fort Worth, TX MSA Prestonwood Place – Dallas / Fort Worth, TX MSA INVESTOR UPDATE Q4 2025 © 2026 Kite Realty Group | kiterealty.com

KRG Overview

KITE®

1960 / 2004 Founded / IPO	**KRG** NYSE
$5.3B Market Cap[1]	**$8.5B** Enterprise Value[1]

CREDIT RATINGS

BBB	Baa2	BBB
S&P	Moody's	Fitch

169 Operating Properties	**27M** Total Owned GLA (SF)	**95.1%** Retail Portfolio Percent Leased
$22.63 Retail Annualized Base Rent (ABR) per SF	**4.9x** Net Debt to Adjusted EBITDA	**79%** Retail Wtd. ABR from Assets with a Grocery Component[2]
67% Wtd. ABR in Sun Belt Markets[3]	**2,187** Multifamily Units[4]	**~4,000** Operating Leases

ONE LOUDOUN
Washington, D.C. MSA

Note: Unless otherwise indicated, the source of all Company data is publicly available information that has been or will be filed with the Securities and Exchange Commission for the period ending December 31, 2025.

1. As of February 13, 2026, includes adjustments for a reduced share count for share repurchases subsequent to the period ending December 31, 2025.
2. Assets with a grocery component include centers with a big box wine and spirits store.
3. Sun Belt states include AL, AR, AZ, CA, CO, FL, GA, KY, LA, MS, NC, NM, NV, OK, SC, TN, TX, UT and VA.
4. Represents the number of multifamily units that the Company has an economic interest in.

KRG LISTED NYSE

Q4 2025 INVESTOR UPDATE 2

Q4 2025 INVESTOR UPDATE 3 KRG’s Strategic Advantages Best - in -Class Operating Platform ✓ Operating margins and metrics are among the best in the open-air retail sector ✓ Management team has deep experience operating open-air real estate Flexible and Durable Balance Sheet ✓ Low leverage with manageable near-term maturities ✓ Investment-grade balance sheet with a BBB rating from S&P and a Baa2 rating from Moody’s ✓ Over $1.0B of available liquidity and minimal near- term capital commitments High -Quality Sun Belt Portfolio ✓ Primarily concentrated in Sun Belt markets with select strategic gateway market presence ✓ Predominantly focused on grocery-anchored centers along with vibrant mixed-use and lifestyle assets THE SHOPS AT LEGACY EAST DALLAS / FORT WORTH, TX MSA

Q4 2025 INVESTOR UPDATE 4 Q4 2025 2025 2024 COMMENTARY NAREIT FFO $0.52 $2.10 $2.07 Year-over-year improvement driven by same property NOI growth and termination fee income Core FFO $0.51 $2.06 $1.99 Year-over-year improvement driven by NAREIT FFO excluding non- cash items Same Property NOI Growth 1.7% 2.9% 3.0% Driven by improvements in base rent and embedded rent bumps Total Leasing Volume ~1.3M SF ~4.6M SF ~5.0M SF Strong leasing volume, highlighted by 13.8% comparable blended cash leasing spreads in 2025 Anchor / Shop Leased % 96.7% / 92.3% 97.1% / 91.2% Anchor and small shop leased percentages increased sequentially by 170 bps and 50 bps, respectively Leased -to -Occupied Spread at Period End 340 bps 240 bps Spread represents $37.0M of NOI, of which ~69% is expected to come online in 2026 $15.53 $16.07 $16.84 $17.83 $18.42 $19.36 $20.02 $20.70 $21.15 $22.63 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 ABR PSF 7.0x 6.9x 6.7x 5.9x 6.8x 6.0x 5.2x 5.1x 4.7x 4.9x 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 NET DEBT TO ADJUSTED EBITDA 1. Adjusted for the Eastgate Crossing acquisition. Fourth Quarter and Full -Year Highlights 1

Q4 2025 INVESTOR UPDATE 5 2026 Guidance 2026 NAREIT AND CORE FFO GUIDANCE LOW HIGH Net income $0.36 $0.42 Depreciation and amortization 1.70 1.70 NAREIT FFO $2.06 $2.12 Non-cash items 0.00 0.00 Core FFO $2.06 $2.12 2026 FFO GUIDANCE BRIDGE AT THE MIDPOINT NAREIT FFO MID CORE FFO MID Actual FY 2025 FFO $2.10 $2.06 Same Property NOI growth (2.75% at the midpoint) $0.065 $0.065 Recurring but unpredictable items ($0.04) ($0.04) Interest expense, net of interest income, excluding unconsolidated joint ventures and non-cash items $0.03 $0.03 Timing of net capital allocation activity (primarily transactions and share repurchases)1 ($0.02) ($0.02) Non-cash items2 ($0.035) – Other items ($0.01) ($0.01) 2026 FFO Guidance Midpoint $2.09 $2.09 Note: Readers should refer to the discussion in the Forward-Looking Statements section at the end of this presentation for a discussion of the risks that could cause actual results to differ materially from any projection or potential result. 1. The net capital allocation activity is $0.02 per share dilutive on a year-over-year basis primarily due to the timing of transactions and the related deployment of disposition proceeds. On an annualized basis the net capital allocation activity is expected to be accretive. 2. Includes straight-line rent, above / below market lease amortization, amortization of deferred financing costs, amortization of non-cash compensation expense, amortization of debt discounts, premiums and hedge instruments, and non-real estate depreciation. • Same property NOI growth range of 2.25% to 3.25% • Bad debt reserve of 1.0% of total revenues at the midpoint • Interest expense, net of interest income, excluding unconsolidated joint ventures, of $121.0M at the midpoint Key assumptions:

Q4 2025 INVESTOR UPDATE 6 Note: Remaining percentage of KRG’s portfolio is unanchored, standalone office, or single-tenant assets. Diverse Portfolio of Durable Cash Flow Lifestyle / Mixed -UsePower Centers Regional Community Centers (≥ 200,000 Owned GLA) Neighborhood Centers & Local Community Centers (< 200,000 Owned GLA) % of Wtd . ABR – Q4’25 39% 19% 14% 27% % of Wtd . ABR – Q4’22 36% 21% 19% 22% Change in % of Wtd . ABR +300 bps (200 bps) (500 bps) +500 bps % of Total Owned GLA 39% 22% 19% 18% Embedded Rent Bumps 183 bps 155 bps 153 bps 210 bps Retail ABR psf $22.14 $18.99 $16.57 $40.78

Q4 2025 INVESTOR UPDATE 7 Growth -Focused Leasing Results • Given the favorable supply -demand dynamic for open -air retail, KRG is focused on improving our long -term embedded growth profile by increasing efforts to implement higher fixed rent bumps • Since the beginning of 2023, KRG has made significant improvements converting leases to higher fixed rent bumps as we aim to improve our long -term embedded growth profile AVERAGE ABR GROWTH – NEW LEASES AND NON -OPTION RENEWALS 2025 2024 2023 2022 Shops (< 10K Square Feet) 3.4% 3.5% 3.0% 2.7% Anchors (> 10K Square Feet) 1.3% 1.3% 1.1% 0.9% Total 2.7% 2.9% 2.5% 2.2% CONVERSION STATS ON LEASING ACTIVITY – NEW LEASES AND NON -OPTION RENEWALS 2025 2024 2023 2022 Fixed Rent Bumps Greater Than or Equal to 3% (% of Lease Count) 83% 84% 81% 68% Fixed CAM (% of Lease Count) 96% 92% 94% 89% SMALL SHOP CONVERSION STATS – NEW LEASES AND NON -OPTION RENEWALS FIXED RENT BUMPS (% OF LEASE COUNT) 2025 2024 2023 2022 Greater Than or Equal to 3.0% 92% 92% 87% 74% Greater Than or Equal to 3.5% 69% 78% 42% 5% Greater Than or Equal to 4.0% 62% 71% 35% 3%

Q4 2025 INVESTOR UPDATE 8 Improving the Cruising Speed 156 bps 164 bps 167 bps 166 bps 168 bps 171 bps 178 bps 180 bps Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 • KRG has improved its “cruising speed” by 24 basis points over the past 24 months • KRG’s cruising speed is expected to further improve as we continue to build in higher escalators in new and non -option renewal leases and recycle out of lower growth, large - format assets Improvement in Embedded Rent Growth (Q1 2024 – Q4 2025)

Q4 2025 INVESTOR UPDATE 9 Property Center Type Previous Tenant Grocer Addition Pelham Manor Shopping Plaza Community Eastgate Pavilion Power Fort Evans Plaza II Community Two Shop Spaces Gateway Plaza Power Lithia Crossing Neighborhood Huebner Oaks Lifestyle / Mixed-Use Woodinville Plaza Community Toringdon Market Neighborhood Centennial Center Power Grocer Demand Across the Portfolio 212K Grocer SF Added (2022 – Q4 2025) 56% Average New Leasing Spreads 20% Average Gross Returns on Capital • Strong grocer demand in KRG’s portfolio has allowed us to increase our percentage of weighted ABR generated from centers with a grocery component to 79% at strong rent spreads and healthy returns on capital

Q4 2025 INVESTOR UPDATE 10 Components of Signed -Not -Open Pipeline • Leased -to -occupied spread at period end (340 bps) expected to remain elevated due to strong leasing demand – The signed-not-open (SNO) pipeline increased $2.4M quarter-over-quarter to $37.0M as a result of new leases signed in the fourth quarter of 2025, net of tenants that commenced rent in the fourth quarter of 2025 – Of the $37.0M SNO pipeline, 48% is from anchor tenants and 52% is from shop tenants – Of the $37.0M SNO pipeline, 85% is from the same property NOI pool and 15% is from the non-same property NOI pool • The projected cumulative SNO commencement schedule represents annualized gross rent to come online and does not factor intra -quarter timing of commencement or tenants that do not renew their lease $8.5 $16.0 $21.5 $25.7 $33.8 $8.5 $7.5 $5.5 $4.2 $8.1 $3.2 Q1 2026 Q2 2026 Q3 2026 Q4 2026 1H 2027 2H 2027 Projected Cumulative Signed -Not -Open NOI Commencement Schedule ($ in M) Commenced Projected to Commence

Q4 2025 INVESTOR UPDATE 11 70.7% 74.5% Peer Average KRG - FY 2025 RETAIL NOI MARGIN Note: Peer group includes AKR, BRX, FRT, KIM, PECO, and REG. Note: Source of all peer data is from 4Q 2025 supplemental disclosures. 1. “Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable operating expense and real estate tax expense. Highly Efficient Operators 77.3% 91.4% Peer Average KRG - FY 2025 RETAIL RECOVERY RATIO 12.6% 13.8% Peer Average KRG - FY 2025 BLENDED CASH SPREADS (TTM) 7.1% 6.6% Peer Average KRG - FY 2025 G&A AS A % OF TOTAL REVENUE 1

Q4 2025 INVESTOR UPDATE 12 Reappreciation of Open -Air Retail • Declining retail supply in the U.S. has been a driver for retail leased rates as retailers have realized the importance of th eir brick - and -mortar footprint • Nearly 15 years of limited supply growth has resulted in record -high leased rates for open -air retail as tenants are competing f or existing space in institutional quality centers 88% 89% 90% 91% 92% 93% 94% 95% 96% 97% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 '24 '25 Open-Air Supply Growth % Open-Air REIT Leased % Open -Air Supply Growth vs. Leased Rate Source: Green Street and open-air REIT company filings from 2005 – 2025 including AKR, BRX, CURB, EQY, FRT, IVT, KIM, KRG, PECO, REG, ROIC, RPAI, RPT, SITC, UE, and WRI for the period of time each company has been publicly traded.

Q4 2025 INVESTOR UPDATE 13 Note: Source of all peer data is from 4Q 2025 supplemental disclosures. 1. Includes $203.0 million of the Company’s share of unconsolidated JV debt. Balance Sheet Snapshot 4.9x Net Debt + Preferred / Adjusted EBITDA 4.2x Debt Service Coverage Ratio $1.0B Available Liquidity 4.35% Weighted Average Interest Rate1 89% Unencumbered NOI as a % of Total NOI 84% Fixed Rate Debt1 BBB / Positive Fitch BBB / Stable S&P Baa2 / Stable Moody’s 4.9x 5.1x 5.1x 5.2x 5.4x 5.7x 5.8x KRG PECO REG AKR BRX KIM FRT NET DEBT + PREFERRED / ADJUSTED EBITDA

Q4 2025 INVESTOR UPDATE 14 Well -Staggered Maturity Ladder $33 $5 $7 $3 $95 $400 $250 $100 $100 $400 $350 $300 $350 $250 $300 $85 $10 $193 4.02% 2.26% 4.57% 4.04% 4.61% 4.93% 5.19% 5.36% 4.60% -5% -3% -1% 1% 3% 5% 7% 9% $- $200 $400 $600 $800 $1,000 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035+ Debt Maturity Profile as of December 31, 2025 Mortgage Debt Unsecured Debt Unsecured Term Loans Line of Credit JV Debt Wtd. Avg. Interest Rate 15% of Total Debt Outstanding ($ in M) Note: Maturity profile assumes that all loan extension options are exercised by the Company.

DELRAY MARKETPLACE MIAMI, FL MSA High -Quality Portfolio

Q4 2025 INVESTOR UPDATE 16 1. Source: US Census Bureau, Vintage 2024 Population Estimates from July 1, 2023 to July 1, 2024. Top 10 states include FL, TX, UT, SC, NV, IA, NC, DE, AZ, and DC. 2. 3-mile demographic statistics are weighted by Q4 2025 ABR and sourced from PopStats. Top 5 States (Total Wtd . ABR) Texas 28% Florida 11% Indiana 7% Virginia 7% Maryland 6% Predominantly Sun Belt with Strategic Gateway Components ABR Concentration 67% Sun Belt Markets 69% Top 10 Population Growth States 1 22% Strategic Gateway Markets (DC, Seattle and NYC) Dallas / Fort Worth – 21% Houston – 2% Naples / Fort Myers – 2% Miami / Fort Lauderdale – 4% Raleigh / Durham – 3% Washington, D.C. / Baltimore – 11% New York – 6% Atlanta – 4% Seattle – 5% Tampa – 2% Las Vegas – 5% San Antonio – 2% Portfolio Demographics (3 -Mile) 2 Population 110K Average Household Income $153K

Q4 2025 INVESTOR UPDATE 17 Portfolio Needle -Movers 1. Represents weighted average from the three properties compared to KRG’s portfolio average of 180 basis points as of December 31, 2025. 2. Includes residential units and hotel rooms currently contemplated in development plans as previously disclosed. KEY METRICS SOUTHLAKE TOWN SQUARE ONE LOUDOUN LEGACY WEST TOTAL % of Q4 2025 Annualized Portfolio NOI 6.4% 4.2% 4.1% 14.7% % of Total Retail Square Footage 2.6% 1.3% 1.4% 5.3% % of Total Office Square Footage 12.0% 9.9% 22.6% 44.5% Small Shop Retail ABR psf $54.40 $47.21 $75.72 $58.82 Retail ABR psf $45.27 $38.39 $68.19 $49.55 Embedded Rent Escalators 240 210 250 240 1 Number of Visitors in 2025 8.0M 4.7M 5.0M 17.7M Retail and Office Tenant Count 181 96 92 369 Residential Units (On Site)2 110 1,304 782 2,196 Hotel Rooms (On Site)2 248 295 304 847 Legacy West – Dallas / Fort Worth, TX MSA One Loudoun – Washington, D.C. MSA Southlake Town Square – Dallas / Fort Worth, TX MSA

Anchor Leasing Update

KITE®

- Strong risk-adjusted returns provide opportunity for outsized organic NOI growth
- Additional value creation at properties due to new, stronger tenants
- Existing available anchor inventory includes 21 spaces representing ~546K square feet to lease

	ANCHORS EXECUTED (2024 – Q4 2025)
Count	50
Square feet	1,178,000
Capital / SF (TI / LL Work / Lease Commissions)	$85
Total capital ($, M)	$101
Previous tenants' ABR	$15.37[1]
New tenants' ABR	$19.13[1]
Cash lease spread	24%[1]
Return on capital	30%[2]
New NOI incl. NNN ($, M)	$30M

1. Includes only comparable leases (31 of 50).
2. Represents the estimated total potential new NOI divided by the cost of executing such leases. These numbers are based on Management's estimates and assumptions, and there can be no assurance that such estimates and assumptions will be accurate or realized.

Solid Returns & Stronger Tenants

RECENT ACTIVITY

Whole Foods Market · Trader Joe's · Crate&Barrel
L.L.Bean · HomeSense · Havertys Furniture · Est 1885
Sierra · Ulta Beauty · Ross Dress for Less
Five Below · Burlington · Nordstrom Rack
Boot Barn · Barnes&Noble · Bob's Discount Furniture
EoS Fitness Better Gym. Better Price. · Skechers · The Henry

DIVERSIFIED MERCHANDISING MIX AND ENHANCED CREDIT PROFILE

28 Brands
For 50 Spaces

92%
National Tenants

KRG LISTED NYSE

Q4 2025 INVESTOR UPDATE 18

Diverse Tenant Base

KITE®

	TOP 15 TENANTS BY ABR	STORE COUNT[1]	% OF WTD. ABR[2]
1	The TJX Companies, Inc.	49	2.6%
2	Ross Stores, Inc.	29	1.9%
3	PetSmart, Inc.	29	1.6%
4	Best Buy Co., Inc.	15	1.5%
5	Dick's Sporting Goods, Inc.	15	1.4%
6	Publix Super Markets, Inc.	15	1.3%
7	Gap Inc.	30	1.2%
8	Michaels Stores, Inc.	22	1.0%
9	The Kroger Co.	10	1.0%
10	Lowe's Companies, Inc.	6	1.0%
11	BJ's Wholesale Club, Inc.	3	1.0%
12	Ulta Beauty, Inc.	24	0.8%
13	Fitness International, LLC	5	0.8%
14	Burlington Stores, Inc.	12	0.8%
15	Total Wine & More	12	0.8%
	TOTAL	276	18.7%

	% of TOTAL WTD. ABR
NECESSITY-BASED RETAIL	27%
Grocery / Big Box Wine & Spirits	10%
Office Supply / Electronics	5%
Medical	4%
Pet Stores	3%
Hardware / Auto	2%
Banks	2%
Pharmacy / Drug	1%
RESTAURANTS	19%
Full Service Restaurants	10%
Quick Service Restaurants	9%
DISCRETIONARY RETAIL	46%
Discount Retailers	11%
Beauty & Cosmetics	8%
Full Line Apparel	6%
Home Furnishings	5%
Fitness	4%
Sporting Goods	3%
Soft Goods	3%
Personal & Professional Services	2%
Arts & Crafts	2%
Theatres / Entertainment	2%
OFFICE	8%
TOTAL	100%

1. Number of stores represents stores at consolidated and unconsolidated properties.
2. Percent of weighted ABR includes ground lease rent and represents the Company's share of the ABR at consolidated and unconsolidated properties.

KRG LISTED NYSE

Q4 2025 INVESTOR UPDATE 19

Q4 2025 INVESTOR UPDATE 20 55%45% TOTAL PORTFOLIO COMPOSITION (% of Retail Wtd . ABR as of Q4 2025) Discount Retailers 24% Grocery / Big Box Wine & Spirits 23% Home Furnishings 8% Office Supply / Electronics 6%Pet Stores 6% Fitness 5% Sporting Goods 5% Arts & Crafts 4% Other 19% Composition of Retail Tenant Base • Diverse and balanced tenant mix provides strong durability in KRG’s cash flow • Anchor revenue stream predominantly composed of grocers and discount retailers • Shop composition includes a strong mix of restaurants, apparel, and beauty & cosmetics tenants Quick Service Restaurants 18% Full Service Restaurants 17% Beauty & Cosmetics 13% Full Line Apparel 10% Medical 8% Office Supply / Electronics 5% Banks 4%Soft Goods 4% Personal & Professional Services 4% Other 17% Anchor >10K SF Shop <10K SF Anchor Tenants Shop Tenants

Q4 2025 INVESTOR UPDATE 21 Big Names. Small Spaces. KEY NEW SHOP TENANTS RECENTLY SIGNEDKEY TOP 50 SHOP TENANTS (by ABR) Pairing Established Small Shop Tenants With Newer Retail Concepts 98% National Brands ~700 Stores 29% Of Small Shop ABR 14% Of Portfolio ABR Top 50 Small Shop Tenants (< 10K Square Feet)

Q4 2025 INVESTOR UPDATE 22 Disclaimer Forward-Looking Statements This Investor Update, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: • economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, federal government shutdown, disruptions related to tariffs and other trade or sanction issues, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); • financing risks, including the availability of, and costs associated with, sources of liquidity; • the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; • the level and volatility of interest rates; • the financial stability of the Company’s tenants; • the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; • acquisition, disposition, development and joint venture risks, including the ability to complete them on the terms and timing anticipated; • property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; • the risk that we will not be able to increase rents in our new and non-option renewal leases; • the Company’s ability to maintain the Company’s status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes; • potential environmental and other liabilities; • impairment in the value of real estate property the Company owns; • the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; • business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; • risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and Washington, D.C. ; • civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; • changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; • possible changes in consumer behavior due to public health crises and the fear of future pandemics; • our ability to satisfy environmental, social, and governance standards set by various constituencies; • insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; • risks associated with cyber attacks and the loss of confidential information and other business disruptions; • risks associated with the use of artificial intelligence and related tools; • whether the leased-to-occupied spread will remain elevated; • our ability to achieve the expected NOI from our signed-not-open pipeline; • other factors affecting the real estate industry generally; and • other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. This Investor Update also includes certain forward-looking non-GAAP information. For certain definitions and reconciliations see pages 23 to 27.

Q4 2025 INVESTOR UPDATE 23 NET OPERATING INCOME AND SAME PROPERTY NET OPERATING INCOME The Company uses NOI, a non-GAAP financial measure, to evaluate the performance of our properties. The Company also uses total property NOI, which is defined as NOI plus net gains from outlot sales. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any. The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the Seed Asset Joint Venture in June 2025. NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs. When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three months and year ended December 31, 2025, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) Eastgate Crossing, which was reclassified from our operating portfolio in September 2025 due to significant disruption caused by severe flooding as a result of Tropical Storm Chantal; (iv) our active development project at One Loudoun Expansion; (v) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (vi) properties sold or classified as held for sale during 2024 and 2025; and (vii) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024. EBITDA The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net deb t divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activ ities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity. Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. Non -GAAP Financial Measures

Q4 2025 INVESTOR UPDATE 24 NAREIT FUNDS FROM OPERATIONS NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non- GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (i ii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance w ith the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliations of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Investor Update. From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from significant and non-recurring employee severance costs and recruiting expenses, including sign-on bonuses and search fees, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO. CORE FUNDS FROM OPERATIONS Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and include adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs. Non -GAAP Financial Measures

Q4 2025 INVESTOR UPDATE 25 Appendix: Reconciliation of Same Property NOI to Net Income

Q4 2025 INVESTOR UPDATE 26 Appendix: NAREIT Funds from Operations

Q4 2025 INVESTOR UPDATE 27 Appendix: Reconciliation of EBITDA to Net Income